Exhibit 99.1

Privileged and confidential

Nuvation Bio Reports Second Quarter 2022 Financial Results and Provides Business Update

Dosing underway for Phase 1 monotherapy study of NUV-868 in advanced solid tumors

Strong financial position provides cash runway through 2028; cash, cash equivalents and marketable securities of $703.8 million as of June 30, 2022

New York, August 4, 2022 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the second quarter ended June 30, 2022, and provided a business update.

“We are committed to advancing innovative therapies as quickly and safely as possible for people with cancers that do not currently have adequate treatment options. As previously announced, this commitment has led us to re-prioritize our pipeline and focus on our BET inhibitor, NUV-868, which is progressing in an ongoing Phase 1 study, and our novel small molecule DDC platform,” said David Hung, M.D., Founder, President and Chief Executive Officer of Nuvation Bio. “With $703.8 million in cash, cash equivalents and marketable securities as of June 30, 2022, and our experienced team — including our new Chief Medical Officer, David Liu, M.D., Ph.D., and our new Chief Regulatory Officer, Kerry Wentworth — we are well positioned to advance our programs for the benefit of patients and our stakeholders.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

•

Dosing underway in the Phase 1 monotherapy study of NUV-868. The recently initiated Phase 1 study in advanced solid tumors, including ovarian, pancreatic, metastatic castration-resistant prostate and triple negative breast cancers, is designed to determine the safety and dose of NUV-868 to be used as a monotherapy and in combination with olaparib or enzalutamide for the Phase 2 and Phase 2b portions of the study.

Corporate Updates

•

Strengthened executive management team. The Company appointed David Liu, M.D., Ph.D., as Chief Medical Officer in July 2022, and Kerry Wentworth as Chief Regulatory Officer in May 2022. Both leaders are also part of the Executive Committee.

Second Quarter 2022 Financial Results

As of June 30, 2022, Nuvation Bio had cash, cash equivalents and marketable securities of $703.8 million.

For the three months ended June 30, 2022, research and development expenses were $28.9 million, compared to $14.0 million for the three months ended June 30, 2021. The increase was primarily due to a $12.3 million increase in third-party costs related to research services and manufacturing to advance our current preclinical programs and Phase 1/2 clinical trial, as well as a $2.5 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation.

Privileged and confidential

For the three months ended June 30, 2022, general and administrative expenses were $8.9 million, compared to $6.4 million for the three months ended June 30, 2021. The increase was primarily due to a $1.9 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation, a $0.4 million increase in other miscellaneous expenses, a $0.1 million increase in legal fees, a $0.1 million increase in taxes, a $0.1 million increase in occupancy expenses, and a $0.1 million increase in insurance, offset by a $0.2 million decrease in professional fees.

For the three months ended June 30, 2022, Nuvation Bio reported a net loss of $34.9 million, or $0.16 per share. This compares to a net loss of $19.3 million, or $0.09 per share, for the comparable period in 2021.

On August 1, 2022, Nuvation Bio announced a restructuring, including a 35% workforce reduction, to reduce operating costs and align its organization with its re-prioritized development programs.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Nuvation Bio’s cash runway and the potential therapeutic benefit of its product candidates. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; risks related to cost reduction efforts; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q to be filed with the SEC on or about August 4, 2022, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Privileged and confidential

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

Privileged and confidential

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

Unaudited

(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$102,321	$132,423
Prepaid expenses and other current assets	7,799	3,642
Marketable securities	601,476	632,969
Interest receivable on marketable securities	2,668	3,039

Total current assets	714,264	772,073
Property and equipment, net	894	786
Operating lease right-of-use assets	4,442	2,871
Lease security deposit	138	421

Total assets	$719,738	$776,151

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,728	$3,925
Current operating lease liabilities	941	863
Accrued expenses	7,605	12,137

Total current liabilities	21,274	16,925
Warrant liability	1,633	11,037
Non-current operating lease liabilities	3,752	2,192

Total liabilities	26,659	30,154

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 (Class A 1,000,000,000, Class B 60,000,000) shares authorized as of June 30, 2022 and December 31, 2021, 218,244,300 (Class A 217,244,300, Class B 1,000,000) and 217,948,568 (Class A 216,948,568, Class B 1,000,000) shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	919,011	909,985
Accumulated deficit	(218,954)	(162,803)
Accumulated other comprehensive income	(6,978)	(1,185)

Total stockholders’ equity	693,079	745,997

Total liabilities and stockholders’ equity	$719,738	$776,151

Privileged and confidential

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$28,922	$14,034	$49,650	$29,913
General and administrative	8,948	6,400	16,411	11,005

Total operating expenses	37,870	20,434	66,061	40,918

Loss from operations	(37,870)	(20,434)	(66,061)	(40,918)

Other income (expense):
Interest income	841	776	1,798	1,214
Investment advisory fees	(215)	(176)	(384)	(284)
Change in fair value of warrant liability	3,080	500	9,404	207
Realized (loss) gain on marketable securities	(694)	1	(908)	46

Total other (expense) income, net	3,012	1,101	9,910	1,183

Loss before income taxes	(34,858)	(19,333)	(56,151)	(39,735)
Provision for income taxes	—	—	—	—

Net loss	$(34,858)	$(19,333)	$(56,151)	$(39,735)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.09)	$(0.26)	$(0.21)

Weighted average common shares outstanding, basic and diluted	216,603	204,017	215,016	186,933

Comprehensive loss:
Net loss	$(34,858)	$(19,333)	$(56,151)	$(39,735)
Other comprehensive income, net of taxes:
Unrealized loss on available-for-sale securities	(761)	(224)	(5,793)	(800)

Comprehensive loss	$(35,619)	$(19,557)	$(61,944)	$(40,535)